UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

51 Rio Robles, San Jose, California 95134
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2022, Manavendra S. Sial notified SunPower Corporation (the “Company”) of his intent to voluntarily resign his employment as the executive vice president and chief financial officer of the Company. Mr. Sial’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices (including financial matters). Mr. Sial’s last day with the Company is expected to be September 14, 2022.

The Company has commenced a search process for a new chief financial officer and has appointed Guthrie Dundas as interim chief financial officer, effective August 29, 2022. Mr. Dundas, 38, has served as the Company’s vice president, project finance, since March 2020 and also as its treasurer since July 2020. Prior to March 2020, he was the owner of Ponderosa Capital Solutions, LLC, which provided advisory services on corporate and project capital formation starting in April 2019. Prior to that, Mr. Dundas spent nearly a decade at the Company where he held a variety of roles in financing until February 2019, including leading the residential project finance and financial products teams. There was no other arrangement or understanding pursuant to which Mr. Dundas was selected as an officer of the Company. There are no family relationships between Mr. Dundas and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions in respect of the Company of the kind described in Item 404(a) of Regulation S-K in which Mr. Dundas has a material interest.

Item 8.01.	Other Events.

On August 31, 2022, the Company issued a press release announcing Mr. Sial’s resignation as executive vice president and chief financial officer and reaffirming its financial guidance for fiscal year 2022. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: August 31, 2022	By:	/S/ JENNIFER RAPPOPORT COLIMON
	Name:	Jennifer Rappoport Colimon
	Title:	Interim General Counsel and Corporate Secretary